Exhibit 99.1

Beneficient Announces Early Payoff of Debt

DALLAS (January 20, 2026) – Beneficient (Nasdaq: BENF), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets, today announced that it has completed the repayment of an aggregate of approximately $27.5 million of loans in satisfaction of 100% of the outstanding principal amounts ultimately owed to a Texas state bank (“Lender”).

As previously disclosed, on October 19, 2023, a subsidiary of the Company entered into a credit agreement with HH-BDH LLC, whose sole member is Hicks Holdings Operating, LLC (“Hicks Holdings”), and the Lender pursuant to which it ultimately borrowed an aggregate of approximately $27.5 million. The Company completed the repayment of the principal amount of the loans approximately ten months prior to the original maturity date. Pursuant to the terms of the credit agreement, the Company still owes approximately $1.66 million to Hicks Holdings for interest and fees (“Outstanding Amounts”) that it agreed to defer. The Company anticipates paying the Outstanding Amounts over time on terms mutually agreed upon by the parties.

The early repayment reflects the Company’s continued focus on strengthening its balance sheet, reducing leverage, and improving financial flexibility. As a result of the repayment, all obligations under the credit agreement with the Lender have been satisfied, and upon final payment of the Outstanding Amounts, all obligations under the Hicks Holdings credit agreement will be satisfied.

“Completing the repayment of this indebtedness well in advance of its scheduled maturity is an important milestone for Beneficient,” said James Silk, Interim Chief Executive Officer. “This achievement underscores our objective to maintain a disciplined approach to capital management and positions us to focus on executing our strategic priorities and creating long-term value for our shareholders.”

The Company believes that the elimination of this indebtedness meaningfully improves flexibility related to its capital structure and its ability to pursue its business objectives.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Contacts

Matt Kreps: 214-597-8200, mkreps@darrowir.com

Michael Wetherington: 214-284-1199, mwetherington@darrowir.com

Investor Relations: investors@beneficient.com

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Transactions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others: the payment of the Outstanding Amounts and the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.